Exhibit 3.3

FOURTH AMENDED AND RESTATED

BYLAWS

OF

VIRGIN AMERICA INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in Wilmington, New Castle County, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special Meetings of Stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, and shall be called by the Chairman of the Board at the request in writing of at least two members of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings. Written notice of an Annual Meeting or Special Meeting stating the place, date and hour of the meeting and in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of Capital Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business; provided that the Initial Class B Holder (as defined below) or one of its Permitted Transferees is in attendance; provided, however, that, in the event a meeting of the stockholders is duly called and neither the Initial Class B Holder nor one of its Permitted Transferees attends the meeting (in person or telephonically), then the attendance of the Initial Class B Holder or one of its Permitted Transferees shall not be required to constitute a quorum at the next meeting of the stockholders duly called. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that if neither the Initial Class B Holder nor one of its Permitted Transferees was present at such meeting, a written notice in accordance with these Bylaws to the Initial Class B Holder and its Permitted Transferees shall be required. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any questions brought before any meeting of stockholders shall be decided by a majority vote of the number of shares entitled to vote, present in person or represented by proxy. Such votes may be cast in person or by proxy but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) in a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of a remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8. Stockholder Ledger. Except as otherwise provided in the Certificate of Incorporation or in Article IX of these Bylaws, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. (a) Except as provided in Section 1(b) of this Article III, directors shall be elected by a majority of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.

(b) Subject to Article SIXTH of the Certificate of Incorporation, the Board of Directors shall consist of nine members designated as follows:

(i)	six directors (one of whom shall serve as Chairman of the Board and one of whom shall be the Vice Chairman) shall be designated as “Class A Designees” and the director positions so designated being referred to herein as the “Class A Designee Positions”;

(ii)	two directors shall be designated as “Class B Designees” and the director positions so designated being referred to herein as the “Class B Designee Positions”; and

(iii)	one director shall be the Chief Executive Officer of the Corporation.

Each of the directors shall have voting rights.

(c) There shall be no Class B representatives or Class B observer(s) present at any meeting of the Board of Directors (for the avoidance of doubt, other than Class B Designees serving on the Board of Directors) unless the presence of such representative or observer is requested by the Board of Directors for a valid business reason (e.g., observer’s presentation of materials regarding a proposed related party transaction).

(d) The Board of Directors will be comprised of: (x) the six Class A Designees that VAI Partners LLC, a Delaware limited liability company (together with its Permitted Transferees, the “Initial Class A Holder”), is entitled to designate pursuant to the provisions set forth above, as so designated by the Initial Class A Holder (or collectively by the members of the Initial Class A Holder (the “Members”), to the extent the Initial Class A Holder has distributed securities of the Corporation to such members in accordance with the operating agreement of the Initial Class A Holder) in writing, from time to time, to the Corporation and the Initial Class B Holder and (y) the two Class B Designees that Carola Holdings Limited, a limited liability company organized under the laws of the British Virgin Islands (together with its Permitted Transferees, the “Initial Class B Holder”) is entitled to designate pursuant to the provisions set forth above, as so designated by the Initial Class B Holder in writing, from time to time, to the Corporation and the Initial Class A Holder (and the Members, if applicable).

(e) The Initial Class A Holder (or the Members, to the extent the Initial Class A Holder has distributed securities of the Corporation held by the Initial Class A Holder to the Members) may request, upon written notice to the Corporation and the Initial Class B Holder, that any Class A Designee be removed with or without cause and may designate a replacement Class A Designee. The Initial Class B Holder may request, upon written notice to the Corporation and the Initial Class A Holder (or Members, if applicable), that any Class B Designee be removed with or without cause and may designate a replacement Class B Designee. Each stockholder shall vote its shares of Capital Stock entitled to vote thereon in accordance with Section 20 of the Stockholders’ Agreement in connection with the removal of any directors and the election of a new director pursuant to this Section 1(e) of Article III.

(f) Initial Class A Holder may, upon written notice to the Corporation, assign its right to appoint one or more of the Class A Designees to a Transferee of shares of Capital Stock held by Initial Class A Holder. Initial Class B Holder may, upon written notice to the Corporation, assign its right to appoint one or more of the Class B Designees to a Transferee of shares of Capital Stock held by Initial Class B Holder.

(g) The Chief Executive Officer and each Class A Designee shall be a United States Citizen.

(h) Each nominee for, the position of director of the Corporation must be an individual who is not disqualified from acting as a director under applicable corporate law or the Act.

(i) Notwithstanding anything herein to the contrary, (i) the Initial Class A Holder (and the Members, if applicable) shall not maintain any ability, either express or implied, to determine the individuals designated as Class B Designees pursuant to the provisions of this Article III and (ii) the Initial Class B Holder shall not maintain any ability, either express or implied, to determine the individuals designated as Class A Designees pursuant to the provisions of this Article III.

(j) The Corporation shall take such actions as permitted by applicable law as are necessary to enforce the provisions of this Section 1 of Article III.

Section 2. Vacancies. (a) (i) Any vacancy among the Class A Designees, whether such vacancy occurs as a result of death, removal or otherwise, shall be filled, effective at the beginning of the next meeting of the Board of Directors, by a designee nominated by the Initial Class A Holder and (ii) any vacancy among the Class B Designees, whether such vacancy occurs as a result of death, removal or otherwise, shall be filled, effective at the beginning of the next meeting of the Board of Directors, by a designee nominated by the Initial Class B Holder.

Section 3. Committees. (a) The Board of Directors may designate one or more committees, which committees shall, except as noted in Section 6(g), to the extent provided in the resolution of the Board of Directors establishing such a committee, have all authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the General Corporation Law of the State of Delaware, provided, however, that to the extent that directors serve as members of a committee designated by the Board of Directors, the membership of each committee shall be, subject to and except as provided in paragraph (b)(i) below, proportional to the membership of the Board of Directors (in respect of Class A Designees and Class B Designees) to the extent permitted by applicable law and regulations.

(b) Without limiting the generality of the foregoing, the Board of Directors shall create and maintain the following committees:

(i)	a Compensation Committee, consisting of three directors, all of whom shall be Class A Designees (one of whom shall act as Chairman of the Compensation Committee), which Compensation Committee shall recommend for approval by the Board of Directors all grants of incentive compensation awards to employees, officers and directors of the Corporation and its subsidiaries, all increases in compensation of officers and directors of the Corporation and its subsidiaries, all annual bonuses granted to officers and directors of the Corporation and its subsidiaries and all other employee benefits (including, without limitation, general compensation parameters for all of the Corporation’s employees, vacation policy, benefit plans, company automobiles and insurance) granted to officers and employees of the Corporation; and

(ii)	an Audit Committee, consisting of three directors, two of whom, to the extent permitted by law, shall be Class A Designees (one of whom shall act as Chairman of the Audit Committee) and one of whom, to the extent permitted by law, shall be a Class B Designee which, Audit Committee shall review and make recommendations to the Board regarding the financial statements of the Corporation as audited by the Corporation’s auditors.

Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 5. Meetings. (a) The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors shall be held quarterly, and may be held at such time and at such place as may from time to time be determined by the Chairman or a majority of the Directors on at least five (5) business days prior notice. In the event that a meeting of the Board of Directors has not been held during the previous 95 days, any directors may call a meeting of the Board of Directors on at least five (5) business days’ prior notice to the other directors.

(b) At each meeting of the Board of Directors unless waived unanimously by the Board of Directors, the Chief Executive Officer shall report fully to the Board of Directors with respect to the current status of the operations of the Corporation and its subsidiaries and with respect to all major developments or planned action involving the Corporation and its subsidiaries or in connection with the financing of the Corporation and any of its subsidiaries and, if requested by the Board of Directors, shall present to the meeting complete current financial information with respect to the Corporation and its subsidiaries and such other information as may be requested by the Board of Directors.

Section 6. Quorum; Board Action; Restricted Actions of the Corporation. (a) Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, provided that in order for a quorum to be present at a meeting of the Board of Directors (i) at least two thirds of the directors present (in person, telephonically or by proxy) at any meeting of the Board of Directors where business is transacted shall be Class A Designees or the Chief Executive Officer and (ii) at least one of the directors present at any meeting of the Board of Directors where business is transacted shall be a Class B Designee; provided further that notwithstanding anything herein to the contrary, no action approved by the Board of Directors at a valid meeting with a quorum sufficient for the transaction of business shall be effective unless such action is approved by a vote that includes two thirds United States citizens none of whom can be a Class B director; provided further, however, that in the event a meeting of the Board of Directors is duly called and no such Class B Designee attends the meeting (in person, telephonically or by proxy), then no Class B Designee shall be required to constitute a quorum at the next meeting of the Board of Directors duly called. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time and may be reconvened upon no less than five business days’ notice to each of the directors, at which reconvened meeting the quorum shall be the directors present; provided that (i) at least one third of the members of the Board of Directors are present and (ii) at least two-thirds of the directors present at such meeting shall be Class A Designees or the Chief Executive Officer.

(b) At all meetings of the Board of Directors, if any of the following matters specified in (i) and (ii) are presented for approval, such approval shall be denied without the affirmative vote of at least one Class A Designee (who is not the Chairman of the Board) and one Class B Designee unless the Initial Class A Holder or Initial Class B Holder, as applicable, shall have waived in writing its right to have its Designees present for the transaction of business referred to in the notice of meeting:

(i)

alter, amend, repeal or restate the Corporation’s Certificate of Incorporation or Bylaws, provided, however, that the approval of a Class B Designee shall only be required to the extent that such alteration, amendment, repeal or restatement would adversely or disproportionately affect, in any material respect, the interests of the Initial Class B Holder or any of its Permitted Transferees; provided further that the requirement for affirmative votes from Class A and Class B Designees shall not be required in connection with (x) an amendment to increase the number of authorized shares of any class of common stock (other than the Class D Common Stock, Class E Common Stock or Class F Common Stock of the Corporation) or preferred stock of the Corporation or to authorize any new class of capital stock of the Corporation or (y) any action permitted under Sections 6(d) and 6(e) below); or

(ii)	merge or consolidate with or into, or sell, lease, transfer, assign, exchange, mortgage, pledge, hypothecate or otherwise dispose of all or substantially all of the assets of the Corporation to, a U.S. Airline Operator (as defined in the Stockholders’ Agreement).

Furthermore, at all meetings of the Board of Directors, if any of the following matters in (iii)-(iv) are presented for approval, such approval shall be denied without the affirmative vote of at least one Class A Designee (who is not the Chairman of the Board) unless the Initial Class A Holder shall have waived in writing its right to have its Designees present for the transaction of business referred to in the notice of meeting:

(iii)	make any fundamental change in the nature of the Corporation’s business (i.e., operating a U.S.-based passenger airline); or

(iv)	adopt a plan of liquidation, dissolution or winding up of the Corporation’s or any subsidiary’s affairs or enter into or file any voluntary petition for bankruptcy, receivership or similar proceeding or adopt a plan of reorganization.

(c) In addition, and notwithstanding the foregoing, the Corporation shall not, and shall not permit any subsidiary of the Corporation to, without the approval of the Board of Directors and the vote or written consent of the Initial Class A Holder:

(i)	enter into or effect a sale of the Corporation (including a sale, lease, transfer, assignment, exchange, mortgage, pledge, hypothecation or other disposal of all or substantially all of the assets of the Corporation) or merger, consolidation, spin off, acquisition, joint venture or other business combination involving the Corporation;

(ii)	make any fundamental change in the nature of the business in which the Corporation is engaged (i.e., operating a U.S.-based passenger airline);

(iii)	change the size of the Board of Directors;

(iv)	modify the indemnification rights of the members of the Board of Directors;

(v)	alter, amend, repeal or restate the Corporation’s Certificate of Incorporation or Bylaws (other than in connection with (x) an amendment to increase the number of authorized shares of any class of common stock of the Corporation (other than the Class D Common Stock, Class E Common Stock or Class F Common Stock of the Corporation) or preferred stock of the Corporation or to authorize any new class of capital stock of the Corporation or (y) any action permitted under Sections 6(d) and 6(e) below);

(vi)	amend Section 20 of the Stockholders’ Agreement; or

(vii)	pay any dividends or redeem or repurchase any equity securities of the Corporation other than (a) on a pro rata basis in respect of all holders of equity securities of the Corporation, (b) in connection with the repurchase of restricted stock held by directors, officers, employees or consultants in connection with the termination of employment, or (c) a redemption of warrants pursuant to Section 11A of the Stockholders’ Agreement.

(d) The Corporation shall not, and shall not permit any subsidiary of the Corporation to, without the approval of the Board of Directors and the vote or written consent of a majority of the disinterested Class A Designees enter into any transaction, agreement or other arrangement (including entering into, amending, terminating, waiving or otherwise changing any of the same) between the Corporation (or any subsidiary) and the Initial Class B Holder (or any of its affiliates), other than in connection with the issuance of securities of the Corporation to all stockholders of the Corporation on a pro rata basis, pursuant to the exercise of preemptive rights under Section 19 of the Stockholders’ Agreement or as contemplated in the Purchase and Restructuring Agreement or the Sixth Closing Agreement.

(e) The Corporation shall not, and shall not permit any subsidiary of the Corporation to, without (x) the approval of a majority of the Board of Directors, (y) the vote or written consent of a majority of the disinterested Class A Designees (if any), and (z) the vote or written consent of the Class B Designees, enter into any transaction, agreement or other arrangement (including entering into, amending, terminating, waiving or otherwise changing any of the same) between the Corporation (or any subsidiary) and any members of the Initial Class A Holder (or any of their respective affiliates), other than in connection with the issuance of securities of the Corporation to all stockholders of the Corporation on a pro rata basis pursuant to the exercise of preemptive rights under Section 19 of the Stockholders’ Agreement or as contemplated in the Purchase and Restructuring Agreement or the Sixth Closing Agreement; provided, however, that the approval of the Class B Designees shall not be required in connection with any such transaction, agreement or other arrangement that involves the payment of money by the Corporation or any of its subsidiaries in an amount that does not exceed $50,000 in any calendar year or $100,000 in the aggregate and is otherwise an “Arm’s-Length Transaction”. For purposes of the foregoing, “Arm’s-Length Transaction” shall mean any transaction, agreement or other arrangement between the Corporation or any of its subsidiaries, on the one hand, and any members of the Initial Class A Holder or any affiliates thereof, on the other hand, that (i) is in the ordinary course of business of the Corporation and the applicable member of the Initial Class A Holder (or affiliate thereof) and on arm’s-length terms, and (ii) is on terms and conditions no less favorable to the Corporation than those that could be obtained with an unaffiliated third-party.

(f) In addition to the foregoing, the Corporation shall not, and shall not permit any subsidiary of the Corporation to, without the approval of the Board of Directors:

(i)	issue any securities (including incentive compensation awards) other than (a) those contemplated in the Purchase and Restructuring Agreement, Additional Note Purchase Agreement, Third Note Purchase Agreement, Fourth Note Purchase Agreement, the Transaction Documents, or the Transaction Agreements and (b) shares of Common Stock issuable upon conversion or exercise of any securities of the Corporation;

(ii)	incur any indebtedness or liens (other than liens incurred in connection with approved leasehold financings) or pledge or place other encumbrances on securities or other material assets of the Corporation;

(iii)	register any securities (other than as required by the Stockholders’ Agreement), pay any dividends or redeem or repurchase any securities other than (a) on a pro rata basis in respect of all holders of equity securities of the Corporation, (b) in connection with the repurchase of restricted stock held by directors, officers, employees or consultants in connection with the termination of employment, or (c) a redemption of warrants pursuant to Section 11A of the Stockholders’ Agreement;

(iv)	acquire or dispose of any material assets of the Corporation (other than pursuant to sale-leaseback transactions);

(v)	approve any budget of the Corporation;

(vi)	retain or terminate any member of senior management of the Corporation (or modify the compensation arrangements or other terms of employment of any member of senior management);

(vii)	initiate, abandon or settle any material legal proceeding; or

(viii)	enter into, amend, modify, waive or terminate any material contract.

(g) All of the above matters set forth in paragraphs (b) through (f) above must be presented to the Board of Directors for decision, and may not be delegated to any committeeof the Board of Directors or to the management of the Corporation. Notwithstanding the foregoing, the requirement that a Class A Designee or Class B Designee approve a resolution shall not apply in the event that applicable law prohibits all of the Class A Designees or Class B Designees (as the case may be) from voting.

(h) The following terms shall have the following meanings for the purpose of these Bylaws:

“Act” shall mean Subtitle VII of Title 49 of the United States Code, as amended.

“Additional Note Purchase Agreement” shall mean the Second Amended and Restated Additional Note Purchase Agreement, dated as of December 9, 2011, among the Corporation, Virgin Management Limited, Cyrus Opportunities Master Fund II, Ltd., CRS Fund, Ltd., Crescent 1, L.P. and Cyrus Select Opportunities Master Fund, Ltd.

“Alien Owned Shares” shall mean any shares of any class of outstanding voting stock of the Corporation which are owned, of record or Owned Beneficially, or otherwise controlled, by any Person or Persons who are not United States Citizens.

“Beneficial Ownership,” “Beneficially Owned” or “Owned Beneficially” refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Capital Stock” shall mean, with respect to any Person at any time, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) of capital stock, limited liability company interests, partnership interests (whether general or limited) or equivalent ownership interests, or any securities convertible into or exercisable or exchangeable for any such interests, in each case, in or issued by such Person, and including, with respect to the Corporation, any and all common stock and preferred stock of the Corporation.

“Certificate of Incorporation” shall mean the Sixth Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of Delaware on December 8, 2011, as the same may be amended, restated or otherwise modified from time to time.

“DOT” shall mean the United States Department of Transportation or any other federal department or agency at the time administering the Federal aviation laws codified in title 49 of the United States Code.

“Fourth Note Purchase Agreement” shall mean the Fourth Note Purchase Agreement, dated as of December 9, 2011, among the Corporation, Virgin Management Limited and the other parties named therein.

“Own or Control” or “Owned or Controlled” shall mean (i) ownership of record, (ii) Beneficial Ownership or (iii) the power to direct, by agreement, agency or in any other manner, the voting of Capital Stock.

“Permitted Transferee” shall have the meaning ascribed to such term in the Stockholders’ Agreement.

“Person” shall mean any individual, partnership, limited partnership, limited liability company, joint venture, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted, or any Group (as defined in Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder) comprised of two or more of the foregoing.

“Purchase and Restructuring Agreement” shall mean the Purchase and Restructuring Agreement dated as of January 12, 2010, among the Corporation, the Initial Class A Holder, the Initial Class B Holder, Virgin Management Limited, VA Holdings (Guernsey) LP, a Guernsey limited partnership, Cyrus Aviation Partners II, L.P., the investment funds signatories thereto, for which Cyrus Capital Partners LP acts as the investment manager, and David Cush, Donald Carty, Samuel Skinner, Robert Nickell and Cyrus Freidheim, as the same may be amended, restated or otherwise modified from time to time.

“Qualified Public Offering” shall mean an underwritten public offering of shares of the Class A Common Stock which (i) generates net proceeds of at least $100 million, (ii) results in the listing of the Class A Common Stock on NYSE or NASDAQ and (iii) results in the holding of at least 5% of the outstanding common stock of the Corporation by the public.

“Sixth Closing Agreement” shall mean the Sixth Closing Agreement dated as of October 27, 2011, among the Corporation, VX Holdings, L.P., a Delaware limited partnership, Virgin Management Limited, a limited liability company organized under the laws of England and Wales, VA Holdings (Guernsey) LP, a Guernsey limited partnership, and the investment funds party thereto for which funds Cyrus Capital Partners, L.P., a Delaware limited partnership, acts as investment manager.

“Stockholders’ Agreement” shall mean the Fourth Amended and Restated Stockholders’ Agreement dated as of December 9, 2011, among the Corporation, the Initial Class A Holder, the Initial Class B Holder and the other parties named therein, as the same may be amended, restated or otherwise modified from time to time.

“Subscription Agreement” shall mean the Second Amended and Restated Subscription Agreement, dated as of July 31, 2007, among the Corporation, Carola Holdings Limited, a limited liability company organized under the laws of the British Virgin Islands, VAM Partners LLC, a Delaware limited liability company, and VAI Partners LLC, a Delaware limited liability company, as the same may be amended, restated or otherwise modified from time to time.

“Third Note Purchase Agreement” shall mean the Amended and Restated Third Note Purchase Agreement, dated as of December 9, 2011, among the Corporation, Virgin Management Limited and the other parties named therein.

“Transaction Agreements” shall have the meaning given to such term in the Sixth Closing Agreement.

“Transaction Documents” shall have the meaning given to such term in the Purchase and Restructuring Agreement.

“United States Citizen” shall mean any Person who is a Citizen of the United States as defined in Section 40102(a)(15) of Title 49 of the United States Code, as in effect on the date in question, or any successor statute or regulation, as interpreted by the DOT in applicable precedent.

Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. Meetings by Means of Conference Telephone. Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9. Compensation. The directors may be paid their reasonable out-of-pocket expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Any additional compensation to be received by the Board of Directors shall be as determined by the approval of the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors (who must be a director nominated by the Initial Class A Holder), a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, may also choose one or more Assistant Secretaries, Assistant Financial Officers and other officers. Any number of offices may be held by the same person. The officers of Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors; provided that any vacancy in the office of the Chairman shall be filled by an individual nominated by the Initial Class A Holder. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Execution of Corporation Instruments; Voting Securities Owned by the Corporation.

(a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

(b) Notwithstanding anything to the contrary contained herein but subject to Section 6 of Article III, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of, and such securities, if voting securities, may be voted on behalf of, the Corporation (i) by such officer or officers as are specifically delegated to do so in any particular instance by the Board of Directors of the Corporation and (ii) the Chief Executive Officer, in any other case, and any such officer may, in the name of and on behalf of the Corporation, take all such action as such officer may deem advisable to vote such securities in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, the Vice Chairman shall preside. In the absence of both the Chairman and the Vice Chairman, other members of the Board of Directors present at a particular meeting of the Board of Directors or of the stockholders of the Corporation shall select one of the other members of the Board of Directors to serve as Chairman for such meeting. During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 5. Chief Executive Officer. The Chief Executive Officer shall be subject to the control of the Board of Directors. He or she shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer of the Corporation, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer of the Corporation may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 7. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer of the Corporation and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 8. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 9. Assistant Financial Officers. Assistant Financial Officers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of his or her disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. If required by the Board of Directors, an Assistant Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 10. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, (i) by the Chief Executive Officer and (ii) by the Chief Financial Officer or an Assistant Financial Officer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen and destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the mariner prescribed by law and in these Bylaws. Transfers to stock shall be made on the books of the Corporation only by the Person named in the certificate or by such Person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a Person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1. Notices. Except as otherwise provided in these Bylaws, whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given 5 days after the same shall be deposited in the United States mail. Written notice may also be given personally or by email or facsimile, and such notice shall be deemed given when delivered, if given personally, or when sent, if given by email or facsimile.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting or the stockholders, directors, or members of a committee of directors need be specified in any written notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the Capital Stock of the Corporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the Capital Stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by the Chief Executive Officer or such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power or Obligation to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. Subject to Section 4 of this Article VIII, the Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Power or Obligation to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 4 of this Article VIII, the Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Indemnification of Defense Costs. Notwithstanding the other provisions of this Article VIII, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including without limitation the dismissal of an action without prejudice, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VIII, or in the defense of any claim, issue or matter therein, that person shall, in the case of directors and officers of the Corporation, or may, in the case of employees or agents of the Corporation, be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by that person or on that person’s behalf in connection therewith.

Section 4. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be (or may be, in the case of employees or agents of the Corporation) made by the Corporation unless a determination is made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director, officer, employee or agent is not proper because that person has not met the applicable standards of conduct set forth in Sections 1 and 2 of this Article VIII.

Section 5. Good Faith Defined. For purposes of any determination under this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of this Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or record given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 5 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person way be deemed to have met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VIII, as the case may be.

Section 6. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application.

Section 7. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Sections 1 and 2 of this Article VIII in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be (or may be, in the case of employees or agents of the Corporation) paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in that person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VIII. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section 7 may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such director, officer, employee or agent of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is party to such action, suit or proceeding.

Section 8. Procedure for Indemnification. Any indemnification under Sections 1, 2 or 3 or advance of costs, charges and expenses under Section 7 of this Article VIII shall be made promptly, and in any event, within sixty days, upon the written request of the director or officer (or employee or agent, to the extent that the Corporation has chosen to indemnify or advance expenses to such person) directed to the Secretary of the Corporation. The right to indemnification or advances granted in this Article VIII shall be enforceable by the director or officer and, if applicable, employer or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or part, or if no disposition thereof is made within sixty days. Such person’s costs and expenses incurred in connection with successfully establishing that person’s right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for advance costs, charges and expenses under Section 7 of this Article VIII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 and 2 of this Article VIII, but the burden of proving such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made such a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9. Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. In the event an indemnitee has rights to indemnification, advancement of expenses and/or insurance provided by a fund with which he or she is affiliated (the “Fund Indemnitors”), the Corporation agrees (i) that it is the indemnitor of first resort (i.e., its obligations to indemnitee are primary and any obligations of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the Certificate of Incorporation or these Bylaws, without regard to any rights indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 10. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

Section 11. Meaning of “Corporation” for Purposes of Article VIII. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request for such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 12. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article VIII shall only be prospective and shall not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer (and may indemnify any employee or agent) to the full extent not prohibited by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law. If this Article VIII shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer (and may indemnify any employee or agent) to the full extent under applicable law.

ARTICLE IX

OWNERSHIP BY FOREIGN PERSONS

Section 1. Foreign Stock Record. It is the policy of the Corporation that, consistent with the requirements of the Act, the Beneficial Ownership of Alien Owned Shares shall not constitute more than 25% of the outstanding voting Capital Stock of the Corporation (the “Permitted Percentage”). There shall be maintained a separate stock record, designated the “Foreign Stock Record,” for the registration of Alien Owned Shares. The determination of whether shares of Capital Stock are Owned or Controlled by non-United States Citizens shall be determined in conformity with regulations prescribed by the Board of Directors, and any determination by the Board of Directors shall be final. The Foreign Stock Record shall include (i) the name and nationality of each such stockholder that is not a United States Citizen and (ii) the date of registration of such Alien Owned Shares in the Foreign Stock Record.

Section 2. Permitted Percentage. At no time shall ownership of shares representing more than the Permitted Percentage be registered on the Foreign Stock Record.

Section 3. Registration of Shares. If at any time there exist Alien Owned Shares that are not registered on the Foreign Stock Record, the Beneficial Owner thereof may request, in writing, that the Corporation register ownership of such shares on the Foreign Stock Record and the Corporation shall comply with such request, subject to the limitation set forth in Section 2 of this Article IX. The order in which Alien Owned Shares shall be registered on the Foreign Stock Record shall be chronological, based on the date the Corporation received a written request to so register such Alien Owned Shares; provided that, prior to a Qualified Public Offering, holders of the Class B Common Stock and warrants to purchase Class C Common Stock held by the Initial Class B Holder and its Permitted Transferees shall have a priority right to register, regardless of the existence of any prior requests for registration on the Foreign Stock Record made with respect to any Alien Owned Shares (or the chronological order in which any such prior requests for registration may have been made), any shares of Class B Common Stock, Class A Common Stock issued upon the conversion of Class B Common Stock or Class C Common Stock issued upon exercise of warrants to purchase Class C Common Stock held by the Initial Class B Holder and its Permitted Transferees. If at any time the Corporation shall find that the combined voting power of Alien Owned Shares then registered on the Foreign Stock Record exceeds the Permitted Percentage, there shall be removed from the Foreign Stock Record the registration of such number of shares so registered as is sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Permitted Percentage. The order in which such shares shall be removed shall be reverse chronological order based upon the date the Corporation received a written request to so register such shares of Alien Owned Shares.

Section 4. Limitation on Voting Rights. If at any time the number of shares of Capital Stock known to the Corporation to be Owned and/or Controlled by Non-United States Citizens exceeds the Permitted Percentage, the voting rights of the Capital Stock Owned and/or Controlled by Non-United States Citizens and not registered on the Foreign Stock Record at the time of any vote or action of the stockholders of the Corporation shall, without further action by the Corporation, be suspended. Such suspension of voting rights shall automatically terminate upon the earlier of the (i) transfer of such shares to a person or entity who is a United States Citizen, or (ii) registration of such shares on the Foreign Stock Record, subject to the last two sentences of Section 3 of this Article IX.

Section 5. Certifications. (a) The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the Corporation, or otherwise) require a Person that is a holder of record of Capital Stock or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Capital Stock to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such Person:

(i)	all Capital Stock as to which such person has record ownership or Beneficial Ownership is Owned and Controlled only by United States Citizens; or

(ii)	the number and class or series of Capital Stock owned of record or Beneficially Owned by such person that is Owned and/or Controlled by Non-United States Citizens is as set forth in such certificate.

(b) With respect to any Capital Stock identified in response to clause (a)(ii) of this Section 5, the Corporation may require such person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article IX.

(c) For purposes of applying the provisions of this Article IX with respect to any Capital Stock, in the event of the failure of any Person to provide the certificate or other information to which the corporation is entitled pursuant to this Section 5 of Article IX, the Corporation shall presume that the Capital Stock in question is Owned and/or Controlled by Non-United States Citizens.

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CERTIFICATION OF BYLAWS

OF

VIRGIN AMERICA INC.

A Delaware Corporation

I, John J. Varley, certify that I am Secretary of Virgin America Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, and that the attached Bylaws are a true and complete copy of the Bylaws of the Corporation in effect as of the date of this certification.

Dated: February 22, 2012

/s/ John J. Varley
John J. Varley